UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AFTERMASTER, INC.
(Name of Registrant as Specified in Charter)

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☐
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Aftermaster, Inc.
6671 W Sunset Blvd
Suite 1518
Hollywood, CA 90028
310-657-4886
February 8, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Aftermaster, Inc., a Delaware corporation (the “Company”), as of the close of business on February 8, 2019 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Delaware General Corporation Law (the “DGCL”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent approved the following actions:

☐
Increasing the number of authorized shares of Common Stock from two hundred and fifty million (250,000,000) up to one billion (1,000,000,000) shares in the sole discretion of the Board (the “Authorized Share Increase”).

The Written Consent is the only shareholder approval required to effect the Corporate Actions under the DGCL, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Actions. The Corporate Actions, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about February 19, 2019.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Larry Ryckman
Larry Ryckman Chairman & Chief Executive Officer

Aftermaster, Inc.
6671 W Sunset Blvd
Suite 1518
Hollywood, CA 90028
310-657-4886
February 8, 2019

______________

INFORMATION
STATEMENT
(Preliminary)
 _____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Aftermaster, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions (collectively the “Corporate Actions”):

☐
Increasing the number of authorized shares of Common Stock from two hundred and fifty million (250,000,000) up to one billion (1,000,000,000) shares in the sole discretion of the Board (the “Authorized Share Increase”).

On February 8, 2019 (the “Record Date”), our Board of Directors (the “Board”) approved the Corporate Actions and submitted the same to certain holders of our Series H Preferred Stock. On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Corporate Actions.

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Delaware law, the Company’s shareholders (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Corporate Actions.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about February 19, 2019. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which holds a majority of the voting capital stock of the Company.

Common Stock

As of February 8, 2019, there were issued and outstanding 169,233,185 shares of Common Stock (with the holder of each share having one vote), 15,500 shares of Series A Preferred Stock (with the holder of each share having 0.03 votes per share), 2,585,000 shares of Series A-1 Preferred Stock (with the holder of each share having one vote), 3,500 shares of Series B Preferred Stock (with the holder of each share having 0.07 votes per share), 13,404 shares of Series C Preferred Stock (with the holder of each share having 0.01 votes per share), 130,000 shares of Series D Preferred Stock (with the holder of each share having no voting rights), 275,000 shares of Series E Preferred Stock (with the holder of each share having no voting rights), 2 shares of Series H Preferred Stock (with the holders of those shares having in the aggregate four times the number of votes of all outstanding shares of capital stock of the Company), and 86,640 shares of Series P Preferred Stock (with the holder of each share having 0.01 votes per share). Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or the votes of shares representing at least 429,549,738votes, is required to approve the Corporate Actions by written consent. The Majority Stockholders, who hold 2 shares of Series H Preferred Stock (which entitles the holders in the aggregate to approximately 80% of the total votes associated with the voting equity of the Company), have voted in favor of the Corporate Actions, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the total number of shares that the Majority Stockholders voted in favor of the Corporate Actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Series H Preferred Stock Held	Number of Shares of Series H Preferred Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Actions (1)
Larry Ryckman (2)	1	1	40%
Mark Depew (3)	1	1	40%
Total	2	2	80%

(1)
Based on 169,233,185 shares of Common Stock, 15,500 shares of Series A Preferred Stock, 2,585,000 shares of Series A-1 Preferred Stock, 3,500 shares of Series B Preferred Stock, 13,404 shares of Series C Preferred Stock, 130,000 shares of Series D Preferred Stock, 275,000 shares of Series E Preferred Stock, 2 shares of Series H Preferred Stock, and 86,640 shares of Series P Preferred Stock and outstanding as of February 8, 2019.
(2)
CEO & Director.
(3)
Senior VP Finance & Director.

ACTIONS TO BE TAKEN

The Corporate Actions will become effective on the date that we file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, (an “Amendment”), with the State of Delaware increasing our authorized common stock. We intend to file an Amendment with the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and the Majority Stockholders of the Company have approved the filing of amendment(s) to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from two hundred and fifty million (250,000,000) shares up to one billion (1,000,000,000) shares, in the sole discretion of the Board of Directors. The Board of Directors believes increasing our authorized shares of Common Stock is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the increase in authorized Common Stock is to increase the number of shares of our Common Stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions which our Board of Directors may determine are in the best interests of the Company.

An increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on our existing stockholders if additional shares are issued. An increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized but unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Any additional Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of Common Stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our voting securities (Common Stock and Series C Preferred Stock) as of February 8, 2019, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of February 8, 2019, there were a total of 169,233,185 shares of Common Stock issued and outstanding, and 2 shares of Series H Preferred Stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 8, 2019, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Aftermaster, Inc., 6671 W Sunset Blvd, Suite 1518, Hollywood, California, 90028.

_
Title of Class	Beneficial Owner	Number of Shares	Percent of Class (1)
Common	Mirella Chavez (2)	5,768,172	3%
	6323 W Desert Hills Dr.
	Glendale, AZ 85304

Common	Larry Ryckman (3)	8,756,987	5.17%
	20202 Pacific Coast Highway, #5
	Malibu, California 90265

Common	Arnold Weintraub (4)	1,917,684	1.13%
	24901 Northwestern Hwy, #311
	Southfield, MI 48075

Common	Mark Depew (5)	3,909,470	2.31%
	1325 Deerbrooke Trail
	Cheyenne, WY 82009

	Officers and Directors as a Group	20,352,313	11.61%

Series H Preferred Stock	Larry G. Ryckman (3)	1	50.00%
	20202 Pacific Coast Highway, #5
	Malibu, California 90265

Series H Preferred Stock	Mark Depew (5)	1	50.00%
	1325 Deerbrooke Trail
	Cheyenne, WY 82009

	Officers and Directors as a Group	2	100.00%
________________
(1)
Applicable percentages of ownership are based on 169,233,185 shares of our Common Stock and 2 shares of Series H Preferred Stock issued and outstanding as of February 8, 2019. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable, or convertible securities convertible, currently or within 60 days of February 8, 2019, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	CFO & Director.
(3)	CEO & Director.
(4)	Director.
(5)	Senior VP Finance & Director.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

(2)	Annual Report on Form 10-K for the fiscal year ended June 30, 2017;

(3)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2018;

You may request a copy of these filings, at no cost, by writing Aftermaster, Inc., 6671 W Sunset Blvd., Suite 1518, Hollywood, California, 90028, or telephoning the Company at (310) 657-4886. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Aftermaster, Inc., 6671 W Sunset Blvd., Suite 1518, Hollywood, California, 90028, or telephoning the Company at (310) 657-4886.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Larry Ryckman
Larry Ryckman
Chairman & Chief Executive Officer

Dated: February 8, 2019